Coyote Network Systems, Inc.
                          ----------------------------

                             SUBSCRIPTION AGREEMENT


Coyote Network Systems, Inc.
4360 Park Terrace Drive
Westlake Village, California 91361
Attn:  James J. Fiedler, Chairman and CEO

Ladies and Gentlemen:

1. Subscription. The undersigned is hereby purchasing from Coyote Network Systems, Inc., a Delaware corporation (the "Company"), ___________ shares of preferred stock (the "Shares") convertible into shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), at a conversion price of $4.75 per share. The aggregate purchase price for such Shares is $ ________ (the "Purchase Price"). This Subscription is being made in connection with the Company's private placement of the Shares solely to "Accredited Investors" as that term is defined in Section 501(a) of Regulation D under the Securities Act of 1933 (the "Act")(the "Offering"). The terms of the Offering are more specifically described on Annex A hereto.

2. Closing. On the date hereof (the "Closing"), payment of the Purchase Price is being made by electronic wire transfer in accordance with the following instructions:

           Bank Name:
           ABA #:
           Credit:
           Account #:

           Further Credit:
           Account #:
           Attention:

or by delivery of a bank check or certified check made payable to "Coyote Network Systems, Inc. Escrow Account," in either case against delivery to the undersigned of a certificate representing the Shares. All checks should be delivered, together with an executed copy of this Subscription Agreement, to Sunrise Securities Corp., the Placement Agent for this Offering as follows:

           Sunrise Securities Corp.
           135 East 57th Street
           11th floor
           New York, New York
           Attention: Preston Tsao, Head of Corporate Finance

3. Representations and Warranties of the Company. To induce the undersigned to enter into this Agreement and to purchase the Shares, the Company hereby represents and warrants to the undersigned the following:

     (1) Organization Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease its properties and to carry on its business as it is now being conducted. The Company has the requisite corporate power and authority to issue the Shares and, upon conversion the underlying Common Stock (the "Underlying Shares") and to perform its obligations under this Subscription Agreement.

     (2) Valid Issuance. The Shares, when issued and delivered pursuant to terms of this Subscription Agreement, will be duly authorized, validly issued and enforceable in accordance with their respective terms and the terms of this Subscription Agreement and the Underlying Shares, will upon conversion of the Shares in accordance with their terms, be duly authorized, validly issued, fully paid and non-assessable.

     (3) Corporate Acts and Proceedings. This Subscription Agreement and the Offering have been duly authorized by all necessary corporate action on behalf the Company. This Subscription Agreement has been duly executed and delivered by authorized officers of the Company, is a valid and binding agreement on the part of the Company and is enforceable against the Company in accordance with its terms. All corporate actions necessary to the authorization, creation, issuance and delivery of the Shares and the conducting of the Offering have been taken by the Company.

     (4) Compliance with Applicable Laws and Other Instruments. Neither the execution or delivery of, nor the performance of or compliance with this Subscription Agreement, the issuance of the Shares nor the consummation of the transactions contemplated hereby and thereby will, with or without the giving of notice or passage of time, result in any material breach of, or constitute a material default under, or result in the imposition of any material lien or encumbrance upon any asset or property of the Company pursuant to any material agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Company's Certificate of Incorporation or Bylaws.

     (5) Securities Laws. Based in part upon the representations of the undersigned in Section 5 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Shares, other than (i) the filing of a Form D pursuant to Regulation D under the Securities Act of 1933, as amended (the "Act"); (ii) the filing, if required, of any notice with any state whose laws require such filing; and (iii) the qualification thereof, if required, under other applicable state laws, which qualification has been or will be effected as a condition of the Offering. Under the circumstances contemplated by this Subscription Agreement, the offer, issuance, sale and delivery of the Shares will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements in the Act.

     (6) Capital Stock. The authorized capital stock of the Company consists of 30,000,000 shares of common stock, par value $1.00 per share (the "Common Stock") of which 14,919,311 shares are issued and outstanding as of January 26, 2000, and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). There are 434 shares of Series A Convertible Preferred Stock outstanding. Other than the Series A Preferred Stock, there are no other shares of Preferred Stock outstanding. As of January 26, 2000, the Company has reserved for issuance 8,452,607 shares of Common Stock underlying the Series A Preferred Stock, options (including options available for grant under existing stock option plans), warrants and A and B Units of Coyote Technologies, LLC, and has also reserved 2,250,000 shares for issuance in connection with the contemplated settlement of certain class action litigation and 1,250,000 shares for issuance to a consultant pursuant to a consulting agreement. The issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. Except as described above and in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 (as amended by Amendments No. 1 and 2, the "Form 10-K"), the Quarterly Reports on Form 10-Q for the quarters ended June 30, 1999 and September 30, 1999, the Current Reports on Form 8-K dated as of October 27, 1999 and November 18, 1999, and the Amendment to Current Report on Form 8-K dated as of October 27, 1999 (collectively, the "SEC Filings"), in each case as filed with the Securities and Exchange Commission (the "Commission"), there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever, other than in connection with the Offering, pursuant to which the Company is obligated to issue any securities of any kind representing an ownership interest in the Company. Neither the offer nor the issuance or sale of the Shares constitutes an event under any anti-dilution provisions of any securities issued (or issuable pursuant to outstanding rights, warrants or options) by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of securities issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. No holder of any securities of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company in connection with the Offering.

     (7) SEC Filings. The Company has furnished, or made available to the undersigned through the EDGAR Internet web site of the Commission, to the undersigned, true and complete copies of the SEC Filings and its Registration Statement on Form S-3, Registration No. 333-68333 (the "Form S-3"), including the risk factors ("Risk Factors") contained in such Form S-3. As of their respective filing dates, the SEC Filings complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. None of the SEC Filings, as of their respective dates, and taken as a whole with the Risk Factors, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.   Transfer Restrictions.

     (1) The undersigned realizes that the Shares and the Underlying Shares are not registered under the Act or any foreign or state securities laws. The undersigned agrees that the Shares and the Underlying Shares will not be sold, offered for sale, pledged, hypothecated or otherwise transferred (collectively, "Transfer"), except in compliance with the Act and applicable foreign and state securities laws. The undersigned understands that the undersigned can only Transfer the Shares and the Underlying Shares pursuant to registration under the Act or pursuant to an exemption therefrom. The undersigned understands that to Transfer the Shares and the Underlying Shares may require in certain jurisdictions specific approval by the appropriate governmental agency or commission in such jurisdiction. The undersigned has been advised that, except as set forth in Section 6 hereof, the Company has no obligation, and does not intend to cause the Shares and the Underlying Shares to be registered under the Act or the securities laws of any other jurisdiction or to comply with the requirements for any exemption under the Act, including but not limited to, those provided by Rule 144 and Rule 144A promulgated under the Act, or under the securities laws of any other jurisdiction.

     (2) To enable the Company to enforce the Transfer restrictions contained in Section 4(a), hereof, the undersigned hereby consents to the placing of legends upon the certificates representing the Shares and the Underlying Shares, and the placing of stop transfer orders with the transfer agent of the Common Stock with respect to the Shares and the Underlying Shares.

5. Representations and Warranties of the Undersigned. To induce the Company to accept the undersigned's subscription, the undersigned hereby represents and warrants to the Company that:

     (1) the undersigned, if an individual, has reached the age of majority in the jurisdiction in which the undersigned resides, is a bona fide resident of the jurisdiction contained in the address set forth on the signature page of this Subscription Agreement, is legally competent to execute this Subscription Agreement, and does not intend to change residence to another jurisdiction;

     (2) the undersigned, if an entity, is duly authorized to execute this Subscription Agreement and this Subscription Agreement, when executed and delivered by the undersigned, will constitute a legal, valid and binding obligation enforceable against the undersigned in accordance with its terms and that the execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or other necessary action on the part of the undersigned;

     (3) the Shares subscribed for hereby are being acquired by the undersigned for investment purposes only, for the account of the undersigned and not with the view to any resale or distribution thereof, and the undersigned is not participating, directly or indirectly, in a distribution of such Shares and will not take, or cause to be taken, any action that would cause the undersigned to be deemed an "underwriter" of such Shares as defined in Section 2(l1) of the Act;

     (4) the undersigned has had access to all materials, books, records, documents and information relating to the Company which the undersigned has requested, including the SEC Filings and has independently verified the accuracy of the information contained therein;

     (5) the undersigned acknowledges and understands that investment in the Shares involves a high degree of risk, including without limitation, the risks set forth in the Form S-3 and other risks, including the possible reversal or adjustment of certain revenues recognized by the Company in prior periods, the Company's continued difficulty in obtaining lease financing in order to consummate equipment sales and breaches by third parties of equipment sales previously made, the Company's need for financing, the possible breach by the Company of certain contracts, including agreements to register securities with the SEC and failure to pay a promissory note, and the failure of several previously announced joint ventures, including the Telecom Alliance, to generate significant benefits, which may lead to their dissolution.

     (6) the undersigned acknowledges that the undersigned has been offered an opportunity to ask questions of, and receive answers from, officers of the Company concerning all material aspects of the Company and its business and the Offering, and that any request, for such information has been fully complied with to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense;

     (7) the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Company and can afford a complete loss of his investment in the Company;

     (8) the undersigned has, in connection with its decision to purchase the Shares, relied solely upon the SEC Filings, the Risk Factors, the information disclosed herein and their own due diligence;

     (9) the undersigned represents and warrants to and covenants with the Company that the undersigned has not engaged and will not engage in any sales of the Shares prior to the effectiveness of the Resale Registration Statement (as defined below in Section 6);

     (10) the undersigned recognizes that no governmental agency has passed upon the issuance of the Shares or made any finding or determination as to the fairness of this Offering;

     (11) if the undersigned is purchasing the Shares subscribed for hereby in a representative or fiduciary capacity, the representations and warranties contained herein shall be deemed to have been made on behalf of the person or persons for whom such Shares are being purchased;

     (12) the undersigned has not entered into any agreement to pay commissions to any persons with respect to the purchase or sale of the Shares, except commissions for which the undersigned will be responsible;

     (13) the undersigned acknowledges that the Company will pay to Sunrise Securities Corp. ("Sunrise") a commission with respect to the sale of the Shares by the Company to the undersigned and the undersigned acknowledges that Sunrise has not engaged in an independent due diligence investigation of the Company and is relying solely on the Company's representations.

     (14) the undersigned is an "Accredited Investor" as that term is defined in
          Section 501(a) of Regulation D promulgated under the Act. Specifically, the undersigned is (check appropriate item(s)): [ ] (i) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Exchange Act; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company, as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under
          Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employment Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
          Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;

 [  ]     (ii) a private business development company as defined in Section
          202(a)(22) of the Investment Advisers Act of 1940;

 [  ]     (iii)a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

 [  ]     (iv) a director or executive officer of the Company;

 [  ]     (v) a natural person whose  individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase, exceeds $1,000,000;

 [  ]     (vi) a natural person who had an individual  income (not including his or her spouse's income) in excess of $200,000 in 1998 and 1999 or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching such income level in 2000;

 [  ]     (vii) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase of the Shares is directed by a person having such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks entailed in the purchase of the Shares; or

 [  ]     (viii) an entity in which all of the equity owners are Accredited
          Investors. (If this alternative is checked, the undersigned must identify each equity owner and provide statements signed by each; demonstrating how each is qualified as an Accredited Investor.)

     (15) the undersigned understands and acknowledges that the contents of any discussions with the Company's management and the matters included in the SEC Filings and the Risk Factors include "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. As such, those statements involve known and unknown risks and uncertainties, which may cause the actual results in future periods to be materially different from any future performance the Company presently anticipates or predicts. The undersigned has been cautioned not to place undue reliance on any forward looking statements.

6.   Registration of Shares under the Act.

     (1) By its acceptance hereof, the Company agrees that it shall, at its expense, (1) not later than 120 business days after the final closing of the Offering (the "Filing Deadline") use its best efforts to file a registration statement or amend an existing effective registration statement (in either case, the "Resale Registration Statement") with the Commission to register under the Act the resale by the undersigned of the Underlying Shares; (ii) use its best efforts to cause the Resale Registration Statement to become effective under the Act as soon as possible after it is filed; (iii) after the Resale Registration Statement is declared effective under the Act, furnish the undersigned with such number of copies of the final prospectus included in the Resale Registration Statement (the "Prospectus") as the undersigned may reasonably request to facilitate the resale of the Underlying Shares; and (iv) use its best efforts to cause such Registration Statement to remain effective until such time as the undersigned becomes eligible to resell the shares pursuant to Rule 144(k) of the Act.

     (2) The Company will (i) prepare and file with the Commission such amendments and Prospectus supplements, including post-effective amendments to the Resale Registration Statement, as the Company determines may be necessary or appropriate, and use its best efforts to have such post-effective amendments declared effective as promptly as practicable; (ii) cause the Prospectus to be supplemented by any Prospectus supplement, and as so supplemented, to be filed with the Commission; and (iii) promptly notify the undersigned when a Prospectus, and any Prospectus supplement or post-effective amendment must be filed or has been filed (including any filing in response to a Sale Notice) and, with respect to any post-effective amendment, when the same has become effective.

     (3) In connection with the Resale Registration Statement, the undersigned shall furnish the Company such information as the Company shall reasonably request.

     (4) The undersigned shall give the Company two business days prior written notice of any sale pursuant to the Resale Registration Statement. At any time the Company may refuse to permit the undersigned to resell any Underlying Shares pursuant to the Resale Registration Statement; provided, however, that in order to exercise this right, the Company must deliver a certificate in writing to the undersigned to the effect that withdrawal of the Resale Registration Statement is necessary because a sale pursuant to the Resale Registration Statement in its then-current form could constitute a violation of the federal securities laws. In such an event, the Company shall use its best efforts to amend the Resale Registration Statement if necessary and take all other actions necessary to allow such sale under the federal securities laws, and shall notify the undersigned promptly after it has determined that such sale has become permissible under the federal securities laws. The undersigned hereby covenants and agrees that it will not sell any Underlying Shares pursuant to the Resale Registration Statement during the periods the Resale Registration Statement is withdrawn as set forth in this Section 6(d).

     (5) If the Resale Registration Statement is not declared effective within 180 days of the final closing of the Offering (the "Deadline"), the Company shall issue to the undersigned Shares or Common Stock, as appropriate, in an amount equal to 1% of the number of outstanding Shares or Underlying Shares held by the undersigned for each 30 day period or part thereof after the Deadline in which the Resale Registration Statement is not declared effective and, if such Resale Registration Statement is not effective within 60 days after the Deadline, the 1% shall be increased to 2% for each 30 day period or part thereof after such 60 day period elapses until the Resale Registration Statement is effective or the Underlying Shares become saleable pursuant to Rule 144(k).

7.   Indemnification.

     (1) The undersigned understands the meaning and legal consequences of the representations and warranties made by the undersigned in this Subscription Agreement, and agrees to indemnify and hold harmless the Company and each of the Company's directors, officers, stockholders, employees, counsel, agents, successors and assignees from and against any and all losses, damages, liabilities or expenses (including, without limitation, attorneys' fees), as and when incurred, due to or arising out of (in such case in whole or in part) any breach of any representation or warranty made by the undersigned set forth herein or in any other agreement or other document furnished by the undersigned to any of the foregoing in connection with the Offering, or any failure by the undersigned to fulfill any of the covenants or agreements set forth herein, or arising out of the resale or distribution by the undersigned of the Underlying Shares or any portion thereof in violation of the Act or any applicable foreign or state securities or "blue sky" laws.

     (2) The Company understands the meaning and legal consequences of the representations and warranties made by it in this Subscription Agreement, and agrees to indemnify and hold harmless the undersigned and each of the undersigned's directors, officers, stockholders, employees, counsel, agents, successors and assigns from and against any and all losses, damages, liabilities or expenses (including, without imitation, attorneys' fees), as and when incurred, due to or arising out of (in each case in whole or in part) any breach of any representation or warranty made by the Company set forth herein, or any failure by the Company to fulfill any of its covenants or agreements set forth herein.

     (3) To the extent permitted by law, the Company will indemnify and hold harmless each holder of Underlying Shares included in the Resale Registration Statement (a "Holder"), the directors, if any, of such Holder, the officers, if any, of such Holder, and each person, if any, who controls such Holder within the meaning of the Act or the Exchange Act, against, any losses, claims, damages, expenses or liabilities to which any of them may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof, arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Act, the Exchange Act or any state securities laws. The Company will reimburse the Holders and each such controlling person, promptly, as such expenses are incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities, actions or proceedings.

     (4) To the extent permitted by law, each Holder, severally and not jointly, will indemnify and hold harmless, to the same extent and in the same manner set forth in Section 7(c), the Company, each of its directors and officers who have signed the Resale Registration Statement, and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities to which any of them may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities, actions or proceedings, whether commenced or threatened in respect thereof, arise out of or are based upon any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Act, the Exchange Act or any state securities laws, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with the Resale Registration Statement or as a result of a sale made after receipt of a certificate contemplated by Section 6(d). Such Holder will reimburse such persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such losses claims, damages, liabilities, actions or proceedings.

     (5) With respect to the indemnification set forth in Sections 7(c) or (d) above, to the extent any indemnification by in indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under said Sections 7(c) or (d) to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in said Sections 7(c) or (d) and (ii) no party guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

8. Reduction of Shares. The undersigned agrees that the Placement Agent or the Company may, in its sole and absolute discretion, reduce the undersigned's subscription to any number of Shares that in the aggregate does not exceed the number of Shares hereby applied for without any prior notice to or further consent by the undersigned. The undersigned hereby irrevocably constitutes and appoints the Placement Agent and each officer of the Placement Agent, each of the foregoing acting singly, in each case with full power of substitution, the true and lawful agent and attorney-in-fact of the undersigned, with full power and authority in the undersigned's name, place and stead, to amend this Subscription Agreement, including in each case the undersigned's signature page thereto, to effect any of the foregoing provisions of this Section.

9. Further Documents. The undersigned agrees that it will execute such other documents as may be necessary or desirable in connection with the transactions contemplated hereby.

10. Modification. Neither this Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

11. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service and delivered against receipt to the party to whom it is to be given: (i) if to the Company, at the address set forth on the first page hereof; (ii) if to the undersigned, at its address set forth on the signature page hereto; or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 11. Notice to the estate of any party shall be sufficient if addressed to the party as provided in Section 11. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address, which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 11 shall be deemed given at the time of receipt thereof.

12. Counterparts. This Subscription Agreement may be executed through the execution of separate signature pages or in any number of counterparts, and each such counterpart shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

13. Entire Agreement. This Subscription Agreement contains the entire agreement of the parties with respect to the subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

14. Severability. Each provision of this Subscription Agreements is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

15. Assignability. This Subscription Agreement is not transferable or assignable by the undersigned.

16. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereunder.

17. Choice of Jurisdiction. Any action or proceeding arising directly, indirectly or otherwise, in connection with, out of or from this Subscription Agreement, any breach hereof or any transaction covered hereby shall be resolved within New York, New York. Accordingly, the parties consent and submit to the jurisdiction of the United States federal, and state courts located within New York, New York.

18. Taxpayer Identification Number. The undersigned verifies under penalties of perjury that any Taxpayer Identification Number or Social Security Number shown on the signature page hereto is true, correct and complete.

19. Pronouns. Any personal pronoun shall be considered to mean the corresponding masculine, feminine or neuter personal pronoun, as the context requires.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of _______________, 2000.

Number of Shares Subscribed for: _____________ Shares

INDIVIDUAL SUBSCRIBER:                      ENTITY SUBSCRIBER:

__________________________________          ___________________________________
(Signature of Subscriber)                   (Print Name of Subscriber)

__________________________________          By:    ____________________________
(Typed or Printed Name)                     Name:  ____________________________
                                            Title: ____________________________

__________________________________          ___________________________________
(Residence Address)                         (Address)


__________________________________          ___________________________________
(City, State and Zip Code)                  (City, State and Zip Code)

__________________________________          ___________________________________
(Telephone Number)                          (Telephone Number)

__________________________________          ___________________________________
(Telecopier Number)                         (Telecopier Number)

___________________________________         ___________________________________
(Tax I.D. or Social Security Number)        (Tax I.D. or Social Security Number)

ACCEPTED:

Coyote Network Systems, Inc.                For entities desiring that
                                            certificates for the Shares be
By:    ____________________________         delivered to an address other than
Name:  ____________________________         set forth above, set for the
Title: ____________________________         delivery address:
Dated: ____________________________         ___________________________________
                                                        (Address)

                                            ___________________________________
                                                 (City, State and Zip Code)

                                     Annex A


- The Offering shall consist of the sale of between $5,000,000 and $10,000,000, with a $3,000,000 over-allotment option at the Company's election, of the Company's Series B Preferred Stock (the "Shares") at a price of $4.75 per share. The Shares shall pay a dividend of 6% per annum, with dividends accruing 90 days from closing. The Shares shall be convertible into the Company's common stock at $4.75 per share at the option of the holder of the Shares. The Company shall have the right to redeem the Shares if the Company's common stock trades at or above $10 for twenty consecutive trading days, at which point the holders of Shares may exercise their conversion rights.

- The placement fee to the Placement Agent shall be 7% of the gross sales price of the Shares (the "Placement Fee"). The Company may pay all or a portion of such placement fee in Shares ("Placement Fee Shares") at $4.75 per share less the 7% Placement Fee. In addition, the Placement Agent will be entitled to reimbursement of certain expenses.

- The Company shall, at its expense, (i) not later than a date 120 business days after the final closing of the Offering file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933 (the "Act") the resale of shares of common stock underlying the Shares by the holders of the Shares and the shares of common stock underlying the Placement Fee Shares, if applicable, (ii) use its reasonable best efforts to cause the Registration Statement to be declared effective under the Act as promptly as practicable, (iii) after the Registration Statement is declared effective under the Act, furnish holders with such number of copies of the prospectus included in the Registration Statement as the holders may reasonably request to facilitate the resale of the Shares; and (iv) use its reasonable best efforts to cause such Registration Statement to remain effective until such time as the holders become eligible to resell the Shares pursuant to Rule 144(k). In the event that the Company shall fail to cause the Registration Statement to be declared effective within 180 days of the final closing of the Offering (the "Effectiveness Deadline"), the Company shall issue to the holders as compensation therefor Shares equal to
     (i) 1% of the Shares for each 30 days or part thereof effectiveness is delayed until 60 days after the Effectiveness Deadline and (ii) 2% of the Shares for each 30 days or part thereof effectiveness is delayed beyond 60 days after the Effectiveness Deadline.

                          Coyote Network Systems, Inc.
                            ESCROW WIRE INSTRUCTIONS



Credit:
A/C #
Further Credit:
A/C #
Attn:

                      SUPPLEMENT TO SUBSCRIPTION AGREEMENT

                          COYOTE NETWORK SYSTEMS, INC.

Reference is made to that certain Subscription Agreement, dated January 28, 2000, pursuant to which the undersigned has subscribed for shares of the Company's preferred stock, which is convertible into shares of the Company's Common Stock at a conversion price of $4.75 per share. All capitalized terms not defined herein shall have the meanings set forth in the Subscription Agreement.

1. The first sentence of the first paragraph of Annex A to the Subscription Agreement is hereby amended to read as follows:

     The Offering shall consist of the sale of between $5,000,000 and $15,000,000 of shares of the Company's Series B Preferred Stock at a price of $4.75 per share, for a maximum of 3,157,894 shares of Series B Preferred Stock.

2. The press release attached hereto as Annex I is hereby incorporated by reference. Mr. McCullough's employment agreement provides for a salary of $160,000 per year and options to purchase 750,000 shares of Common Stock at $5.00 per share.

3. The following modification is hereby made to Section 3(f) of the Subscription Agreement:

     The 1,250,000 shares of Common Stock that are reserved for issuance to a consultant pursuant to a consulting agreement, according to Section 3(f) of the Subscription Agreement have now been issued, bringing the number of shares issued to such consultant to 2,000,000. James McCullough owns approximately 33% of the consultant (the balance of which is owned by affiliates of First Venture Leasing, LLC) and approximately 25% of First Venture Leasing, LLC.

4. Copies of Mr. McCullough's employment agreement, the financial services agreement with First Venture Leasing, LLC and the consulting agreement are available upon request.

By signing below, the undersigned acknowledges that the information contained in this Supplement amends, supersedes and updates the referenced provisions of the Subscription Agreement. All other portions of the Subscription Agreement, unless specifically amended by this Supplement, remain unchanged.


 Date: _____________________                 __________________________________
                                             Name:     ________________________
                                             Title:    ________________________

Accepted By:

COYOTE NETWORK SYSTEMS, INC.


____________________________
Name:  _____________________
Title: _____________________

                                     ANNEX I